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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                  THIS IS AN EMPLOYMENT AGREEMENT, dated as of August 19, 2004 (this "Employment Agreement"), by and between TB Wood's Corporation, a Delaware corporation (the "Company"), and Thomas C. Foley ("Foley").

                                   Background


                  A. Foley currently serves as a member of the Board of Directors of the Company (the "Board").

                  B. The Company desires to retain Foley to perform certain services for the Company and Foley is willing to perform such services, on terms more fully set forth below.

                                      Terms

                  In consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                  1. Employment. The Company hereby employs Foley, and Foley hereby accepts employment with the Company (the "Employment"), upon the terms and subject to the conditions set forth in this Employment Agreement.

                  2. Employment Period. The term of Foley's employment under this Employment Agreement shall commence on the date first written above and shall terminate one year after such date (the "Employment Period"); provided, that Foley may resign at any time prior to the expiration of the Employment Period upon prior written notice to the Company. Upon Foley's resignation, all obligations of the Company under this Employment Agreement (other than any obligations with respect to the payment of accrued and unpaid Salary and expense reimbursement through the date of Foley's resignation of employment hereunder) shall terminate.

                  3. Duties. Foley shall provide strategic business advice and related assistance to the senior management of the Company as Foley and the Board shall agree from time to time ("Strategic Advice"). Strategic Advice shall include without limitation a review of the Company's strategic and operating plans, annual budgets and forecasts and advice regarding actual and prospective capital provider relationships

                  4. Extent of Services. During the Employment Period, Foley shall make himself reasonably available for consultation with the Company's senior management for up to a maximum of 25 days per calendar quarter at locations that are mutually agreeable to Foley and the Company.



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                  5. Compensation and Benefits.

                     (a) Salary. The Company shall pay Foley an annual salary of $250,000 (the "Salary") during the Employment Period, payable in equal monthly installments at such times as the Company pays its executive officers.

                     (b) Office Expense Reimbursement; Secretarial Support. To aid in the provision of Foley's duties, during the Employment Period, the Company shall (i) reimburse Foley for his documented cost of renting office space in the amount of up to $45,000 per annum, payable in monthly installments and (ii) provide Foley with a full-time secretary, who shall be an employee of, and whose salary and benefits shall be paid by, the Company.

                     (c) Other Expense Reimbursements. The Company shall pay or reimburse Foley for all documented reasonable out-of-pocket expenses (including expenses of travel and accommodations) incurred or paid by Foley in connection with the performance of Foley's duties hereunder.

                     (d) Foley shall be entitled to participate in benefits plans available to the Company's executive officers.

                  6. Confidentiality.

                     (a) Except as necessary for the proper performance of Foley's duties and responsibilities hereunder or as authorized in writing by the Company, Foley agrees that during such time as Foley provides services to the Company and at all times thereafter, Foley will not, directly or indirectly, disclose, furnish, make available or use, sell or exploit any Proprietary Information or aid, encourage or allow any other person or entity to gain possession of or access to, or to use, sell or exploit any Proprietary Information.

                     (b) As used herein, "Proprietary Information" means all information of a business or technical nature that relates to the Company, including work product, trade secrets, know-how, copyrights, trademarks, service marks, patents (and applications therefor) and other intellectual property and plans, forecasts, financial information and customer or supplier names or data, and also includes business information of another person or entity which discloses the same to the Company. The term "Proprietary Information" does not include information that (i) becomes available to Foley from a source other than the Company or its agents (so long as Foley does not know such information is subject to a non-disclosure agreement), (ii) becomes publicly disseminated (other than by Foley) or (iii) is ordered by a court of competent jurisdiction to be disclosed.

                     (c) Foley understands that the Company from time to time receives confidential information from other persons or entities and, in connection therewith, the Company may enter into agreements with such parties restricting or prohibiting use, transfer or disclosure of such information. After receiving a written notice from the Company that the Company has entered into such an agreement, together with copy of such agreement, Foley agrees not to use, transfer or disclose such information; provided, however, that Foley may use, transfer or disclose such information if such information (i) becomes available to Foley from a source other than the Company or its agents (so long as Foley does not know such information is subject to a non-disclosure agreement), (ii) becomes publicly disseminated or (iii) is ordered by a court of competent jurisdiction to be disclosed.

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                     (d) Foley agrees not to disclose to the Company or use in
the performance of Foley's responsibilities to the Company any confidential information or intellectual property which has been marked as proprietary to another person or entity (including any former or other employer) unless the Company has received the requisite authorization, and Foley is instructed by the Company to do so. Foley also agrees not to use in the creation or development of any work product any intellectual property not owned by the Company unless specifically instructed to do so by the Company.

                  7. Documents. Any and all documents, notebooks, papers, plans, designs, computer storage media and other material containing any work product or Proprietary Information shall belong to the Company, and Foley agrees to deliver to the Company any or all of the foregoing in Foley's possession or control upon the Company's request.

                  8. Remedies. Foley expressly acknowledges that the remedy at law for any breach of Sections 6 and 7 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right (without the need for posting any bond or other security) to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of Foley's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

                  9. Indemnification. The Company hereby agrees that it shall indemnify and hold harmless Foley to the fullest extent permitted by law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys' fees), arising out of the employment of Foley hereunder (but excluding disputes arising under this Employment Agreement), except to the extent arising out of or based upon the gross negligence or willful misconduct of Foley or a breach of any of Foley's agreements, covenants or warranties hereunder. Costs and expenses incurred by Foley in defense of such litigation (including attorneys' fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Foley to repay the amounts so paid if it shall ultimately be determined that Foley is not entitled to be indemnified by the Company under this Agreement, including but not limited to as a result of such exception. The Company and Foley will consult in good faith with respect to the conduct of any such litigation, and Foley's counsel shall be selected with the consent of the Company. This Section 9 shall survive the expiration or termination of this Agreement.

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                  10. Taxes. The Company shall withhold all employment related taxes, including income and social security taxes, which are required to be withheld by law, and shall duly and timely remit such taxes on Foley's behalf to the applicable tax authorities.

                  11. Governing Law. This Employment Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws thereunder.

                  12. Assignment. Neither this Employment Agreement nor any rights or liabilities hereunder may be assigned or transferred by Foley or the Company.

                  13. Notices. All notices and other communications required or permitted hereunder shall be made in writing by hand-delivery, facsimile, or air courier guaranteeing overnight delivery to the other party at the following addresses:

                        If to Foley, to:

                                Mr. Thomas C. Foley
                                c/o NTC Group 3
                                Pickwick Plaza
                                Greenwich, CT 06830
                                Fax No.: (203) 622-6538

                        If to the Company, to:

                                TB Wood's Corporation
                                440 North Fifth Street
                                Chambersburg, PA 17201
                                Fax No.: (717) 264-6420
                                Attention: President

or to such other address as any such party may designate in a written notice served upon the other party in the manner provided herein. All notices and other communications required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; when delivered if delivered via facsimile transmission; on the day next succeeding the date of mailing if timely delivered to an express air courier guaranteeing overnight delivery.

                  14. Entire Agreement. This Employment Agreement constitutes the entire agreement with respect to the subject matter hereof among the parties hereto and replaces and supersedes as of the date hereof, any and all prior oral and written agreements and understandings between the parties hereto. This Employment Agreement may only be modified by an agreement in writing executed by Foley and the Company.

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                  15. Severability. If any term or provision of this Employment
Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Employment Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be effected thereby, and each term and provision of this Employment Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  16. Waiver of Breach. Failure by either party to enforce any provision of this Employment Agreement shall not constitute a waiver by that party of its right to enforce that provision or any other provision of this Employment Agreement. No delay or omission by the Company or Foley in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Foley from time to time and as often as may be deemed expedient or necessary by the Company or Foley in its sole discretion.

                  17. Counterparts. This Employment Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  18. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Employment Agreement, nor shall they affect its meaning, construction or effect.

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                  IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the day and year first written above.


                                            TB WOOD'S CORPORATION


                                            By  /s/ William T. Fejes
                                                --------------------
                                                William T. Fejes
                                                President & CEO


                                                /s/ Thomas C. Foley
                                                -------------------
                                                Thomas C. Foley



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